                                                                Exhibit 99.1

ANHEUSER BUSCH Companies [logo]                                         News

For more information, contact:
Carlos Ramirez, (314) 577-9629

FOR IMMEDIATE RELEASE
---------------------

               ANHEUSER-BUSCH COS., INC. REPORTS RECORD SALES
      AND EARNINGS FOR THE SECOND QUARTER AND FIRST SIX MONTHS OF 2003
      ----------------------------------------------------------------

        ACHIEVES 19TH CONSECUTIVE QUARTER OF DOUBLE-DIGIT EPS GROWTH
            WITH 13.6 PERCENT INCREASE IN THE SECOND QUARTER 2003

         ST. LOUIS, July 23, 2003 - Led by continued strong growth in its domestic beer business, Anheuser-Busch Cos., Inc. achieved record sales and earnings for the second quarter and first six months of 2003, it was announced today by Patrick Stokes, president and chief executive officer. Second quarter and first six months earnings per share increased
13.6 percent and 12.8 percent, respectively, vs. the same 2002 periods. "Anheuser-Busch has once again delivered strong, dependable growth in earnings per share and return on capital," said Stokes. "The second quarter represents the company's 19th consecutive quarter of solid double-digit earnings per share growth."
         Domestic revenue per barrel grew 3.5 percent and 3.1 percent in the second quarter and first six months of 2003, respectively, vs. the same periods in 2002, reflecting the continued favorable beer industry pricing environment.
         Domestic revenue per barrel growth drove continued improvements in profit margins, with gross profit margin improving 40 basis points to
41.9 percent and operating profit margin increasing 70 basis points to
25.4 percent in the second quarter 2003. For the first six months of 2003, gross margin increased 60 basis points to 40.9 percent, while operating margin increased 70 basis points to 24.4 percent. Return on capital employed improved to 17.9 percent, an increase of 130 basis points over the past
12 months.

                                  - more -

Second Quarter Earnings
Anheuser-Busch
Add One

         Domestic beer sales-to-wholesalers volume increased 0.7 percent for the second quarter of 2003 vs. the second quarter 2002 and 1.0 percent for the first six months of 2003.
         Wholesaler sales-to-retailers volume for both the second quarter and first six months of 2003 was up 0.3 percent vs. similar 2002 periods. Second quarter and year-to-date volume has been impacted by unfavorable weather over much of the country. Sales improved over the July 4th holiday, which experienced more normal weather.
         The company's reported beer volume is summarized in the following table:

----------------------------------------------------------------------------------------------------------------------
                                          Beer Volume (millions of barrels)
---------------------------------------------------------------------------------------------------------------------
                                                   Second Quarter                      Six Months Ended June 30
                                     ------------------------------------------  ------------------------------------
                                                              vs. 2002                                 vs. 2002
                                                      -----------------------                  ----------------------
                                          2003        Barrels            %           2003       Barrels         %
                                        --------      --------       --------      -------     --------      --------
Domestic                                    26.8        Up 0.2        Up 0.7%         51.8       Up 0.5       Up 1.0%
International                                2.1        Dn 0.1        Dn 4.7%          3.9      Up 0.03       Up 0.7%
                                        --------      --------       --------      -------     --------      --------
    Worldwide A-B Brands                    28.9        Up 0.1        Up 0.3%         55.7       Up 0.5       Up 1.0%
Int'l Equity Partner Brands                  5.1        Up 0.2        Up 4.5%          9.4       Up 0.1       Up 1.1%
                                        --------      --------       --------      -------     --------      --------
    Total Brands                            34.0        Up 0.3        Up 0.9%         65.1       Up 0.6       Up 1.0%
                                        ========      ========       ========      =======     ========      ========
----------------------------------------------------------------------------------------------------------------------

         Consistent with the company's practice of implementing moderate annual price increases in two phases, Anheuser-Busch plans to initiate selected pricing actions in the fourth quarter 2003. The revenue enhancement initiatives will again be tailored to specific markets, brands and packages.
         "During the first six months of this year Anheuser-Busch has significantly increased revenue per barrel, margins, and earnings per share while also increasing market share," said Stokes. "We are confident of achieving full year 2003 earnings per share growth in the 12 percent to 13 percent range. In addition, we remain confident in our ability to consistently achieve our double-digit earnings per share growth objective over the long-term, targeting 12 percent growth in 2004."

Second Quarter Earnings
Anheuser-Busch
Add Two

SECOND QUARTER 2003 FINANCIAL RESULTS
-------------------------------------

         Key operating results for the second quarter 2003 vs. 2002 are summarized below:

---------------------------------------------- -----------------------------------------------------------------------
                                                                        Second Quarter Ended June 30
                                                                      ($ in millions, except per share)
                                                       --------------------------------------------------------------
                                                                                                 2003 vs. 2002
                                                                                         ----------------------------
                                                          2003              2002               $                %
                                                       ----------         ---------       -----------       ---------
Gross Sales                                              $4,339            $4,182           Up $157           Up 3.8%
Net Sales                                                $3,770            $3,626           Up $144           Up 4.0%
Income Before Income Taxes                                 $862              $811            Up $51           Up 6.2%
Equity Income                                              $106               $98             Up $8           Up 8.1%
Net Income                                                 $633              $587            Up $46           Up 7.8%
Diluted Earnings per Share                                 $.75              $.66           Up $.09          Up 13.6%
----------------------------------------------------------------------------------------------------------------------

     A discussion of financial highlights for the second quarter 2003 follows:

o Net sales increased 4.0 percent compared to the second quarter 2002, driven primarily by a 4 percent increase in domestic beer segment net sales and higher sales for the packaging and entertainment segments, partially offset by lower revenue from international beer. International beer sales volume was down 4.7 percent in the second quarter due primarily to the impact of the SARS outbreak in China. In recent weeks Anheuser-Busch sales in China have rebounded and are now back on a growth trend.

o Income before income taxes increased 6.2 percent vs. the second quarter 2002, due to increased domestic beer segment pretax income, along with improved profit contribution for the packaging segment.

     Pretax income for the domestic beer segment was up 7.3 percent for the quarter, reflecting higher revenue per barrel and beer sales volume.

Second Quarter Earnings
Anheuser-Busch
Add Three

     International beer segment pretax income decreased 9 percent primarily due to lower volume in China and the United Kingdom.

     Packaging segment pretax profits were up 5 percent in the second quarter 2003, due to improved operating profits from the company's can, bottle and label manufacturing operations.

     Entertainment segment pretax results were down 7 percent compared to the second quarter 2002, principally due to lower attendance and higher park operating costs, partially offset by higher admissions pricing and in-park spending. These results include the cost of Operation Salute through June 30th. Operation Salute is Anheuser-Busch's theme park military appreciation program, providing free single-day admission to SeaWorld, Busch Gardens and Sesame Place parks to active duty military, active reservists, U.S. Coast Guard, National Guardsmen and as many as four of their direct dependents.

o Equity income increased 8.1 percent vs. the second quarter 2002, due to higher Modelo and CCU earnings. Modelo's domestic sales volume improved during the second quarter, but Anheuser-Busch's equity income gross from Modelo was dampened by difficult export volume comparisons to 2002 and a weaker peso. Anheuser-Busch's equity share of CCU earnings benefited by a $5.5 million after-tax gain from the sale of a brewery in Croatia.

o Net income increased 7.8 percent vs. second quarter 2002. Diluted earnings per share were $.75, an increase of 13.6 percent, compared to the second quarter 2002. Earnings per share continue to benefit from the company's ongoing share repurchase program.

Second Quarter Earnings
Anheuser-Busch
Add Four

FIRST SIX MONTHS OF 2003 FINANCIAL HIGHLIGHTS
---------------------------------------------

         Key operating results for the first six months of 2003 compared to 2002 are summarized below:

------------------------------------------------------------------------------------------------------------
                                              Six Months Ended June 30 ($ in millions, except per share)
                                         ------------------------------------------------------------------
                                                                                       2003 vs. 2002
                                                                               ----------------------------
                                              2003              2002                $                 %
                                            --------          --------          --------          ---------
Gross Sales                                   $8,134            $7,820           Up $314            Up 4.0%
Net Sales                                     $7,051            $6,763           Up $288            Up 4.3%
Income Before Income Taxes                    $1,531            $1,430           Up $101            Up 7.1%
Equity Income                                   $180              $195            Dn $15            Dn 7.6%
Net Income                                    $1,117            $1,043            Up $74            Up 7.2%
Diluted Earnings per Share                     $1.32             $1.17           Up $.15           Up 12.8%
------------------------------------------------------------------------------------------------------------


         A discussion of financial highlights for the first six months of 2003 follows:

o Net sales increased 4.3 percent compared to the first six months of 2002. This increase was led by a 4 percent increase in domestic beer segment net sales and higher sales for all the company's major business segments.

o Income before income taxes increased 7.1 percent vs. the first six months of 2002, due to the improved performance from the domestic and international beer segments and the packaging segment.

     Domestic beer segment pretax income was up 8 percent, reflecting higher revenue per barrel and increased beer volume.

     International beer segment pretax income increased 2 percent, primarily due to volume and profit growth in China.

Second Quarter Earnings
Anheuser-Busch
Add Five


     Packaging segment pretax profits were up 7 percent for the first six months of 2003, primarily due to improved profits in the company's can, bottle and label manufacturing operations.

     Entertainment segment operating profits for the first six months declined $11 million, or 19 percent compared to last year, primarily due to lower attendance and higher park operating costs, partially offset by higher admissions pricing and in-park spending. These results include the cost of the Operation Salute program.

o Equity income decreased $15 million vs. the first six months of 2002, due to the $17 million one-time deferred income tax benefit included in 2002 Modelo equity income. The tax benefit resulted from lower Mexican income tax rates enacted in the first quarter of 2002. The Mexican deferred tax benefit included in Modelo equity income was largely offset by higher U.S. deferred taxes included in the 2002 consolidated income tax provision.

o Anheuser-Busch's effective tax rate declined to 38.8 percent for the first six months of 2003 vs. 40.7 percent for the first six months of 2002. The effective tax rate in 2002 was unusually high due to the U.S. deferred income tax offset to the Mexican income tax rate benefit included in equity income. In addition, the effective tax rate in 2003 reflects a more favorable foreign tax credit position.

Second Quarter Earnings
Anheuser-Busch
Add Six

BEER SALES RESULTS
------------------

Worldwide Beer Volume
---------------------

         Worldwide Anheuser-Busch beer sales volume increased 0.3 percent and 1.0 percent, respectively, for the second quarter and first six months of 2003 to 28.9 million and 55.7 million barrels. Worldwide beer volume is comprised of domestic volume and international volume. Domestic volume represents Anheuser-Busch beer produced and shipped within the United States. International volume represents exports from the company's U.S. breweries to markets around the world, plus Anheuser-Busch brands produced overseas by company-owned breweries and under license and contract brewing agreements.
         Total volume, which combines worldwide Anheuser-Busch brand volume with equity volume (representing the company's share of its foreign equity partners' volume), was 34.0 million barrels in the second quarter 2003, up 300,000 barrels, or 0.9 percent vs. second quarter 2002. Total volume for the first six months increased 1.0 percent, to 65.1 million barrels.

Domestic Beer Volume
--------------------

         Anheuser-Busch reported domestic beer sales-to-wholesalers of
26.8 million barrels in the second quarter 2003 and 51.8 million barrels in the first six months. This represents increases of 0.7 percent for the second quarter and 1.0 percent for the first six months, compared to 2002. These increases were led by Bud Light and Michelob ULTRA sales.
         The company's domestic market share (excluding exports) for the first six months of 2003 was 50.0 percent, compared to 2002 market share of
48.4 percent. Domestic market share is determined based on estimated beer industry sales using information provided by the Beer Institute and the U.S. Department of Commerce.

Second Quarter Earnings
Anheuser-Busch
Add Seven

International Beer Volume
-------------------------

         International Anheuser-Busch brand beer volume for the second quarter was 2.1 million barrels representing a decrease of 4.7 percent vs. the second quarter 2002. This decrease is primarily attributable to lower beer sales volume in China due to SARS, and the United Kingdom. For the first six months of 2003, international Anheuser-Busch brand beer volume was
3.9 million barrels, up 0.7 percent vs. the comparable 2002 period.

Return on Capital Employed
--------------------------

         Return on capital employed(1) for the 12 months ended June 30, 2003, was 17.9 percent, an increase of 130 basis points over the twelve-month period ended June 30, 2002.

Other Matters
-------------

         Anheuser-Busch will conduct a conference call with investors to discuss second quarter and first half of 2003 earnings results at 3 p.m. CDT today. The company will broadcast the conference call live via the Internet. For details visit the company's site on the Internet at www.anheuser-busch.com.
                                                        ----------------------

(1) Return on capital employed is computed as 12 months of net income before after-tax net interest (interest expense less interest capitalized) divided by average net investment. Net investment is defined as total assets less non-debt current liabilities. For 2003, after-tax net interest expense was $229 million, calculated as pretax net interest expense of $369 million less income taxes applied using a 38 percent tax rate. For 2002, after-tax net interest expense was $209 million, calculated as pretax net interest expense of $337 less income taxes applied using a 38 percent tax rate.

                                    # # #

         This release contains forward-looking statements regarding the company's expectations concerning its future operations, earnings and prospects. On the date the statements are made, the statements represent the company's expectations, but the company's expectations concerning its future operations, earnings and prospects may change.

Second Quarter Earnings
Anheuser-Busch
Add Eight


The company disclaims any obligation to update any of these statements. If the company determines to update any forward-looking statement, it will do so publicly. No private statements by the company or its personnel should be interpreted as updating forward-looking statements. The company's expectations involve significant risks and uncertainties and are based upon many assumptions that the company believes to be reasonable, but such assumptions may ultimately prove to be inaccurate or incomplete, in whole or in part. Accordingly, there can be no assurances that the company's expectations and the forward-looking statements will be correct. Further information on factors that could affect the company's future operations, earnings and prospects is included in the company's Forms 10-Q and 10-K.

------------------------------------------------------------------------------
                      COMPARATIVE STATEMENT OF EARNINGS
                 ANHEUSER-BUSCH COMPANIES, INC. (UNAUDITED)
         SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2003 AND 2002
         ----------------------------------------------------------
                      ($ IN MILLIONS, EXCEPT PER SHARE)
------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------
                                                                   Second Quarter                     Year-to-Date
                                                          -------------------------------- -----------------------------------
                                                                 2003             2002             2003              2002
                                                              ----------       ----------       ----------        ----------

Gross Sales                                                    $4,339.3         $4,182.4         $8,134.2          $7,819.8

     Excise Taxes                                                (569.1)          (556.3)        (1,083.4)         (1,057.1)
                                                              ----------       ----------       ----------        ----------

Net Sales                                                       3,770.2          3,626.1          7,050.8           6,762.7

     Cost of Sales                                             (2,189.9)        (2,119.8)        (4,164.3)         (4,034.4)

     Marketing, Distribution and
       Administrative Expenses                                   (622.3)          (609.6)        (1,164.4)         (1,126.6)
                                                              ----------       ----------       ----------        ----------

Operating Income                                                  958.0            896.7          1,722.1           1,601.7

     Interest Expense                                            (102.3)           (91.3)          (201.0)           (180.9)

     Interest Capitalized                                           6.4              4.7             10.8               9.0

     Interest Income                                                0.2              0.5              0.3               0.6

     Other Income/(Expense), Net                                   (0.8)             0.6             (1.0)             (0.3)
                                                              ----------       ----------       ----------        ----------

Income Before Income Taxes                                        861.5            811.2          1,531.2           1,430.1

     Provision for Income Taxes                                  (334.9)          (322.8)          (594.2)           (582.7)

Equity Income, Net of Tax                                         106.0             98.1            180.4             195.2
                                                              ----------       ----------       ----------        ----------

Net Income                                                       $632.6           $586.5         $1,117.4          $1,042.6
                                                              ==========       ==========       ==========        ==========

Basic Earnings Per Share                                            $.76             $.67            $1.34             $1.19
                                                              ==========       ==========       ==========        ==========

Diluted Earnings Per Share                                          $.75             $.66            $1.32             $1.17
                                                              ==========       ==========       ==========        ==========

------------------------------------------------------------------------------------------------------------------------------
Capital Expenditures                                             $267.9           $210.9           $490.1            $392.6
                                                              ==========       ==========       ==========        ==========

Depreciation and Amortization                                    $214.5           $210.4           $429.0            $417.5
                                                              ==========       ==========       ==========        ==========

Weighted Average Shares:

     Basic                                                        831.2            872.3            836.0             875.4
                                                              ==========       ==========       ==========        ==========

     Diluted                                                      842.0            885.3            846.5             888.5
                                                              ==========       ==========       ==========        ==========
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------
                 ANHEUSER-BUSCH COMPANIES, INC. (UNAUDITED)
                              BUSINESS SEGMENTS
                     SECOND QUARTER ENDED JUNE 30, 2003
------------------------------------------------------------------------------

                               ($ IN MILLIONS)


                       ------------------------------------------------------------------------------------------------------------
                            Domestic                                                                      Corporate
                              Beer          Int'l Beer       Packaging      Entertain.        Other        & Elims.       Consol.
-----------------------------------------------------------------------------------------------------------------------------------
2003

Gross Sales                 $3,397.5           201.0            589.9          280.3           21.2         (150.6)       $4,339.3

Net Sales:

- Intersegment                   ---             ---           $232.9            ---            1.2         (234.1)           $---

- External                  $2,870.8           158.6            357.0          280.3           20.0           83.5        $3,770.2

Income Before                 $875.7            25.9             50.5           66.0            2.5         (159.1)         $861.5
 Income Taxes

Equity Income                    ---          $106.0              ---            ---            ---            ---          $106.0

Net Income                    $542.9           122.1             31.3           40.9            1.5         (106.1)         $632.6
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

2002

Gross Sales                 $3,279.3           199.7            576.7          265.0           32.3         (170.6)       $4,182.4

Net Sales:

- Intersegment                   ---             ---           $235.8            ---            8.9         (244.7)           $---

- External                  $2,759.1           163.6            340.9          265.0           23.4           74.1        $3,626.1

Income Before
 Income Taxes                 $815.8            28.5             47.9           70.9            4.7         (156.6)         $811.2

Equity Income                    ---           $98.1              ---            ---            ---            ---           $98.1

Net Income                    $505.8           115.7             29.7           44.0            2.9         (111.6)         $586.5
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------
                 ANHEUSER-BUSCH COMPANIES, INC. (UNAUDITED)
                              BUSINESS SEGMENTS
                       SIX MONTHS ENDED JUNE 30, 2003
------------------------------------------------------------------------------


                               ($ IN MILLIONS)


                       -----------------------------------------------------------------------------------------------------------

                           Domestic                                                                       Corporate
                             Beer           Int'l Beer       Packaging       Entertain.       Other       & Elims.        Consol.
----------------------------------------------------------------------------------------------------------------------------------
2003

Gross Sales                 $6,536.3           367.2          1,086.9          406.1           33.3         (295.6)       $8,134.2

Net Sales:

- Intersegment                   ---             ---           $447.4            ---            2.3         (449.7)           $---

- External                  $5,521.5           298.6            639.5          406.1           31.0          154.1        $7,050.8

Income Before               $1,675.3            46.1             84.3           45.5           (0.1)        (319.9)       $1,531.2
 Income Taxes

Equity Income                    ---          $180.4              ---            ---            ---            ---          $180.4

Net Income                  $1,038.7           209.0             52.3           28.2           (0.1)        (210.7)       $1,117.4
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

2002

Gross Sales                 $6,306.9           343.7          1,046.3          390.8           49.7         (317.6)       $7,819.8

Net Sales:

- Intersegment                   ---             ---           $445.1            ---           13.2         (458.3)           $---

- External                  $5,307.3           286.2            601.2          390.8           36.5          140.7        $6,762.7

Income Before
 Income Taxes               $1,551.8            45.2             78.6           56.4            3.3         (305.2)       $1,430.1

Equity Income                    ---          $195.2              ---            ---            ---            ---          $195.2

Net Income                    $962.1           223.2             48.7           35.0            2.0         (228.4)       $1,042.6
----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------
                         CONSOLIDATED BALANCE SHEET
                 ANHEUSER-BUSCH COMPANIES, INC. (UNAUDITED)
------------------------------------------------------------------------------



                               ($ IN MILLIONS)

-------------------------------------------------------------------------------------------------------

                                                                 June 30,               December 31,
                                                                   2003                     2002
                                                             ------------------       -----------------
Assets
Current Assets:
     Cash                                                             $143.0                    $188.9
     Accounts receivable                                               912.6                     630.4
     Inventories:
         Raw materials and supplies                                    218.8                     294.1
         Work in progress                                               88.1                      82.8
         Finished goods                                                224.5                     186.7
           Total inventories                                           531.4                     563.6
     Other current assets                                              177.3                     121.8
                                                             ------------------       -----------------
     Total current assets                                            1,764.3                   1,504.7
Investments in affiliated companies                                  2,940.4                   2,827.9
Other assets                                                         1,401.2                   1,423.0
Plant and equipment, net                                             8,428.9                   8,363.9
                                                             ------------------       -----------------
           Total Assets                                            $14,534.8                 $14,119.5
                                                             ==================       =================

Liabilities and Shareholders Equity
Current Liabilities:
     Accounts payable                                               $1,000.9                    $986.6
     Accrued salaries, wages and benefits                              253.1                     287.5
     Accrued taxes                                                     313.8                     181.0
     Other current liabilities                                         343.4                     332.6
                                                             ------------------       -----------------
     Total current liabilities                                       1,911.2                   1,787.7
                                                             ------------------       -----------------
Postretirement benefits                                                470.4                     474.2
                                                             ------------------       -----------------
Debt                                                                 7,055.6                   6,603.2
                                                             ------------------       -----------------
Deferred income taxes                                                1,373.8                   1,345.1
                                                             ------------------       -----------------
Other long-term liabilities                                            865.4                     857.0
                                                             ------------------       -----------------
Shareholders Equity:
     Common stock                                                    1,456.0                   1,453.4
     Capital in excess of par value                                  1,095.6                   1,024.5
     Retained earnings                                              13,335.2                  12,544.0
     Treasury stock, at cost                                       (12,102.3)                (11,008.6)
     Accumulated other comprehensive loss                             (879.8)                   (870.7)
     ESOP debt guarantee                                               (46.3)                    (90.3)
                                                             ------------------       -----------------
         Total Shareholders Equity                                   2,858.4                   3,052.3
                                                             ------------------       -----------------
Commitments and contingencies                                           --                        --
                                                             ------------------       -----------------
           Total Liabilities and Shareholders Equity               $14,534.8                 $14,119.5
                                                             ==================       =================

-------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------
                    CONSOLIDATED STATEMENT OF CASH FLOWS
                 ANHEUSER-BUSCH COMPANIES, INC. (UNAUDITED)
------------------------------------------------------------------------------



                               ($ IN MILLIONS)


-------------------------------------------------------------------------------------------------------------------
                                                                                Six Months Ended June 30,
                                                                        -------------------------------------------
                                                                               2003                       2002
                                                                        ----------------           ----------------
Cash flow from operating activities:
     Net Income                                                               $1,117.4                   $1,042.6
     Adjustments to reconcile net income to cash provided by
       operating activities:
         Depreciation and amortization                                           429.0                      417.5
         Deferred income taxes                                                    28.7                       50.0
         Undistributed earnings of affiliated companies                          (50.7)                    (148.4)
         Other, net                                                               59.3                       89.6
                                                                        ----------------           ----------------
     Operating cash flow before change in working capital                      1,583.7                    1,451.3
         Increase in working capital                                            (119.3)                     (30.0)
                                                                        ----------------           ----------------
     Cash provided by operating activities                                     1,464.4                    1,421.3
                                                                        ----------------           ----------------

Cash flow from investing activities:
     Capital expenditures                                                       (490.1)                    (392.6)
     Business acquisitions                                                      (116.4)                      --
                                                                        ----------------           ----------------
     Cash used for investing activities                                         (606.5)                    (392.6)
                                                                        ----------------           ----------------

Cash flow from financing activities:
     Increase in long-term debt                                                  576.9                      554.9
     Decrease in long-term debt                                                  (77.2)                    (435.7)
     Dividends paid to shareholders                                             (326.2)                    (315.5)
     Acquisition of treasury stock                                            (1,126.6)                    (801.5)
     Issuance of shares under stock plans                                         49.3                       95.3
                                                                        ----------------           ----------------
     Cash used for financing activities                                         (903.8)                    (902.5)
                                                                        ----------------           ----------------
Net (decrease) / increase in cash during the period                              (45.9)                     126.2
Cash, beginning of period                                                        188.9                      162.6
                                                                        ----------------           ----------------
Cash, end of period                                                             $143.0                     $288.8
                                                                        ================           ================

-------------------------------------------------------------------------------------------------------------------